UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2004

STERLING BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-20750	74-2175590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2550 North Loop West, Suite 600

Houston, Texas 77092

(Address Of Principal Executive Office and Zip Code)

(713) 466-8300

(Registrant’s telephone number, including area code)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

99.1	Press Release dated January 22, 2004.

ITEM 9. REGULATION FD DISCLOSURE.

On January 22, 2004, Sterling Bancshares, Inc. issued a press release announcing fourth quarter results for the period ended December 31, 2003. A copy of the press release is attached as Exhibit 99.1 hereto and is hereby incorporated herein by reference.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On January 22, 2004, Sterling Bancshares, Inc. issued a press release announcing fourth quarter results for the period ended December 31, 2003. A copy of the press release is attached as Exhibit 99.1 hereto and is hereby incorporated herein by reference.

As provided in General Instructions B.2 and B.6 to Form 8-K, the information furnished in Item 9, Item 12 and in Exhibit 99 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission, except as shall be expressly provided by specific reference in such filing.

The press release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP measures in their analysis of the business and its performance. In particular, net interest income and net interest margin are calculated on a fully tax-equivalent basis (“FTE”). Management believes that these measures calculated on a FTE basis provide a useful picture of net interest income and net interest margin for comparative purposes. Net interest income and net interest margin on a FTE basis is determined by adjusting net interest income to reflect tax-exempt interest income on an equivalent before-tax basis. Non-GAAP information presented by other companies may not be comparable to that presented herein, since each company may define non-GAAP measures differently.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 22, 2004.	STERLING BANCSHARES, INC.

	By:	/s/ Stephen C. Raffaele
Stephen C. Raffaele Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated January 22, 2004.